UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2011

KALEIDOSCOPE VENTURE CAPITAL, INC.

 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0000-27277
 (Commission File Number)

98-0207554
 (IRS Employer Identification No.)

13110 NE 177th PL, # 169

Woodinville, WA 98072
 (206) 838-9715
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 28, 2011, the Kaleidoscope Venture Capital, Inc. (the “Company”) appointed Allen Patterson to the Board of Directors (the “Board”) of the Company.  Mr. Patterson, is the CEO and Co-founder of Dynatek Power, Inc., a renewable energy company based in Bellevue, Washington. Mr. Patterson commenced his professional career in  the Middle East working for Aramco, where he was a field engineer responsible voice and telemetry communications, design and implementation along the Saudi Arabian pipeline in an active war zone. Following Armaco, he worked for Collins Radio Company as a design and application engineer to introduce new products and for Hughes Electronics as a member of the technical staff working on The Syncom Communications Satellite and various space systems for the military.  Following Hughes Electronics, he joined the Boeing Company in Seattle, WA, working on a multitude of electronic and space programs. His last project for Boeing was on the Apollo Program where he was manager of the command and service modules for Apollo Eight for TIE Program in Houston, Texas. After Boeing, Mr. Patterson founded Automated Control Systems, eventually employing 70 people, which designed and built products for the Wang Computer Systems. After selling his interest in Automated Control, Mr. Patterson consulted for various companies, including Ampac Communications, a company buying and selling TV subscriber groups and doing installations in commercial buildings and apartment housing.  Mr. Patterson was the founder and CEO of Satellite Conferencing of America, Ltd., an International video teleconferencing company which he took public on the Vancouver Stock Exchange. He lives in Bellevue, Washington in a solar and fully automated home and works as a volunteer for the City Fire Department for Emergency Communications. His Amateur Radio Call sign is KC7SYR.

The Company also confirmed the resignation of Jay Gordon from his position as Director.  Mr. Gordon served briefly on the Board since March 2011.  Mr. Gordon’s resignation did not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.

The Board does not expect to name Allen Patterson to any committee of the Board at this time. To the extent that any information called for in Item 404(a) of Regulation S-K is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when this information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kaleidoscope Venture Capital, Inc.,

(Registrant)

Date: July 28, 2011
By:  /s/  Eric Luttio      _____
Name:  Eric Luttio
Title: President, Chief Executive Officer